CONCORD ELECTRIC COMPANY
                        CONDENSED STATEMENTS OF EARNINGS
                 (000's Except Common Shares and Per Share Data)
                                   (UNAUDITED)


                                                ------------------------------
Twelve Months Ended June 30,                          2002            2001
                                                ------------------------------

Operating Revenues                              $      52,263   $      54,954
                                                ------------------------------
Operating Expenses:
  Purchased Power                                      40,946          43,807
  Operating Expenses, Other                             3,084           3,055
  Maintenance                                             599             632
  Depreciation and Amortization                         2,056           1,755
  Provisions for Taxes:
    Local Property and Other                            1,168           1,393
    Federal and State Income                              888             762
                                                ------------------------------
          Total Operating Expense                      48,741          51,404
                                                ------------------------------

Operating Income                                        3,522           3,550
  Non-operating (Income) Expense                           36              60
                                                ------------------------------

Income Before Interest Expense                          3,486           3,490
  Interest Expense, Net                                 1,838           1,629
                                                ------------------------------

Net Income                                              1,648           1,861
  Less Dividends on Preferred Stock                        32              32
                                                ------------------------------

Net Income Applicable to Common Stock           $       1,616   $       1,829
                                                ==============================


Average Common Shares Outstanding                      131,745         131,745

Earnings per Common Share                               $12.27          $13.89

Dividends Declared per share of Common Stock             $8.73           $6.50

                            CONCORD ELECTRIC COMPANY
                        CONDENSED BALANCE SHEETS (000's)




ASSETS:                                                      (UNAUDITED)
                                                               June 30,
                                                    ----------------------------
                                                         2002           2001
                                                    ----------------------------


Utility Plant                                       $      54,802  $     52,699

Less: Accumulated Depreciation                             17,385        16,680
                                                    ----------------------------
    Net Utility Plant                                      37,417        36,019
                                                    ----------------------------



Other Property and Investments                                 24            24
                                                    ----------------------------



Current Assets:
  Cash                                                        275         2,624
  Accounts Receivable -- Less Allowance for
    Doubtful Accounts of $44, $65 and $68                   3,455         5,141
  Due from Affiliates                                          70            14
  Materials and Supplies                                      269           351
  Prepayments                                                 340           299
  Accrued Revenue                                            (224)          125
                                                    ----------------------------
        Total Current Assets                                4,185         8,554
                                                    ----------------------------



Noncurrent Assets:
  Regulatory Assets                                         5,494         5,850
  Debt Issuance Costs                                         542           528
  Prepaid Pension Costs                                     3,654         3,379
  Other Noncurrent Assets                                     974           225
                                                    ----------------------------
        Total Noncurrent Assets                            10,664         9,982
                                                    ----------------------------
        TOTAL                                       $      52,290  $     54,579
                                                    ============================

                            CONCORD ELECTRIC COMPANY
                            CONDENSED BALANCE SHEETS

                 (000's Except Par Value and Stock Shares Data)


CAPITALIZATION AND LIABILITIES:                              (UNAUDITED)
                                                               June 30,
                                                    ----------------------------
                                                         2002          2001
                                                    ----------------------------

Capitalization:
  Common Stock Equity:
    Common Stock, No Par Value
      Authorized - 250,000 shares
      Outstanding - 131,745 shares                  $      1,467   $      1,467
    Miscellaneous Paid-in-Capital                          1,250          1,250
    Capital Stock Expense                                    (40)           (40)
    Retained Earnings                                     11,144         10,678
                                                    ----------------------------
            Total Common Stock Equity                     13,821         13,355
                                                    ----------------------------

  Non-Redeemable Preferred Stock:
    Non-Cumulative Preferred Stock, $100 par value
           Authorized  - 2,250 shares
    6% Series Outstanding -  2,250 shares                    225            225
                                                    ----------------------------

  Redeemable Preferred Stock:
    Cumulative Preferred Stock, $100 par value
           Authorized - 5,000 shares
    8.70% Series Outstanding -  2,150 shares                 215            215
                                                    ----------------------------
  Long-term Debt, Less Current Portion                    23,500         23,500
                                                    ----------------------------
            Total Capitalization                          37,761         37,295
                                                    ----------------------------

Current Liabilities:
  Short-Term Debt                                            172              0
  Accounts Payable                                            40             52
  Due to Affiliates                                        3,822          4,836
  Dividends Declared and Payable                             295            294
  Refundable Customer Deposits                               412            381
  Taxes Payable (Refundable)                                (290)         1,240
  Interest Payable                                           264            264
  Other Current Liabilities                                  254            248
                                                    ----------------------------
            Total Current Liabilities                      4,969          7,315
                                                    ----------------------------

Noncurrent Liabilities:
  Construction Advances                                      255            212
  Other Noncurrent Liabilities                             1,279          1,053
                                                    ----------------------------
            Total Noncurrent Liabilities                   1,534          1,265
                                                    ----------------------------
Deferred Income Taxes                                      8,026          8,704
                                                    ----------------------------
            TOTAL                                   $     52,290   $     54,579
                                                    ============================